EXHIBIT 99.1

Renegy Provides Business Update and Reports First Quarter Financial Results

TEMPE, Ariz., May 14, 2008 (PRIME NEWSWIRE) -- Renegy Holdings, Inc. (Renegy) (Nasdaq:RNGY), a renewable energy company focused on acquiring, developing and operating a growing portfolio of biomass power generation facilities, today provided an update on its current business activities and reported financial results for the first quarter ended March 31, 2008.

Renegy continues to execute on its 2008 business objectives and its strategy to grow its renewable energy assets to become a leading independent power producer of biomass electricity in North America. The Company recently achieved a significant milestone with the completion of construction and successful synchronization of its 24 megawatt (MW) biomass power plant located in Snowflake, Arizona to the transmission grid. The Snowflake facility is currently generating electricity and selling test power in advance of commencing full commercial operations, anticipated prior to June 30, 2008. Renegy also continues to advance initiatives to expand its portfolio of biomass power generating facilities, having recently signed Letters of Intent for the acquisition of two additional biomass plants located in northern California. Closing these acquisitions would increase the total electrical power output capacity of Renegy's biomass power generating assets to 75 MW, and would further establish its presence in northern California, which already includes an idle 13 MW facility located in Susanville that the Company plans to refurbish and restart.

To assist with the expansion of the business and oversee a growing portfolio of plant assets, Renegy expanded its management team during the first quarter through the appointment of Hugh Smith as chief operating officer. The recent addition of Mr. Smith, a seasoned power industry executive with more than 28 years of electric utility and power plant experience, further positions Renegy for growth and the onset of commercial power generation and electricity sales.

"Our focus in 2008 is on building our core business and positioning ourselves to capitalize on the growing market opportunities for renewable energy," stated Bob Worsley, chairman and CEO of Renegy. "This includes establishing an asset base of operating biomass power plants, beginning to build a significant generation presence by acquiring additional plants, exploring locations for new greenfield projects in strategic fuel zones, expanding our fuel procurement infrastructure to support future facilities, and enhancing our expertise in plant operations and refurbishment. Our progress over the past few months demonstrates solid advances toward these operational objectives."

Snowflake Plant -- 24 MW

Start-up activities at the Company's Snowflake plant continue to advance. Since synchronizing to the grid on April 24, Renegy has gradually increased the electrical power output of the plant and recently achieved full power generating capacity. Meanwhile, Renegy is currently continuing to fine tune the operations and will soon be running the plant through a series of performance tests in advance of commercial operations, including emissions testing, boiler performance testing and final certification. Based on the progress to date, the Snowflake plant remains on track to be fully operational prior to June 30, 2008.

Susanville Plant -- 13 MW

The permitting process for the Company's idle biomass plant located in Susanville, California is currently underway. Renegy is working diligently in its efforts to have the existing air permits reinstated so that it may commence refurbishment activities at the plant site during the third quarter. If successful in expediting the permitting process, the Company currently anticipates the plant could be restarted by early 2009. However, if Renegy is required to secure new air permits for the plant, this will likely delay plant commissioning until late 2009.

Biomass Plants under Letters of Intent

In April 2008, Renegy signed Letters of Intent for the acquisition of two additional biomass facilities located in northern California. The first is an idle 18 MW biomass power plant located in Ione, California that has the potential to be restarted by year-end 2008 following a modest amount of refurbishment. The second is an operating 20 MW biomass plant located in Loyalton, California, which currently sells 10 MW of its electrical power output under a power purchase agreement with Sierra Pacific Power, a leading electric utility company serving northern Nevada and northeastern California.

Both transactions have the potential to close in mid-2008, subject to Renegy's completion of final due diligence, entering into definitive purchase agreements for the plants, securing necessary financing, and other closing conditions. Acquiring these plants would further expand Renegy's penetration into the growing California renewable energy market, which requires utilities to purchase or generate 20% of their total power from renewable sources by the end of 2010.

Northern California Fuel Zone

To manage the fuel requirements of a growing portfolio of California biomass plants, Renegy has announced plans to develop a fuel management infrastructure in northern California to support these facilities. Renegy's established fuel aggregation team will lend more than 40 years of combined experience in biomass fuel management and procurement to lead these efforts. In addition to an expertise in both urban and agricultural waste as well as forest-derived fuel, Renegy's fuel procurement managers have significant forestry knowledge and prior experience managing the fuel programs for multiple California-based biomass plants with a combined power generating capacity totaling more than 150 MW and annual wood waste fuel requirements in excess of one million tons. Renegy believes that having regional fuel aggregation infrastructures that can supply multiple biomass facilities will allow it to realize significant cost efficiencies across its California plant operations.

Financial Results

The financial results for all periods presented herein include revenues comprised solely of sales from Renegy's fuel aggregation and wood products business, and reflect the Company's investment in completing construction of its Snowflake biomass power plant and pursuing its renewable energy growth strategy. On a comparative basis, Renegy's financial results during the first three months of 2007 reflected its operations as a small, privately-held entity with no public company-related expenses and only nominal corporate overhead.

Total revenues for the first quarter of 2008 were $347,000, compared with total revenues of $496,000 in the first quarter of 2007. Renegy continues to project that its 2008 revenues will range between $10.0 and $12.0 million.

Costs of the Company's fuel aggregation and wood product operations during the most recent quarter increased to $1,610,000 from $961,000 in the same quarter of the prior year, primarily due to increases in the cost of shavings materials sold, impairment charges related to saw-mill equipment, and the level of expenses capitalized in inventory, partially offset by decreases in wood chips purchased, outsourced labor and fuel.

General, administrative and development expenses during the first quarter of 2008 were $3,385,000, compared with $257,000 during the first quarter of 2007. This increase was due to incremental corporate administrative, management and public company expenses resulting from the October 1, 2007 merger transaction, along with legal, professional and business development fees associated with evaluating growth opportunities for the business, contract negotiations and financing transactions. General, administrative and development expenses for the remainder of 2008 are expected to average approximately $2.0 million per quarter.

Net loss for the three months ended March 31, 2008 was $4,973,000, or a loss of $0.80 per share, compared with a net loss of $1,064,000, or a loss of $0.28 per share, in the corresponding period last year.

During the first quarter of 2008, the Company's cash, cash equivalents, restricted cash and short-term investments (collectively referred to as "cash") decreased by approximately $7.0 million. Total cash consumption during the most recent quarter included approximately $9.5 million of capital expenditures to complete construction of the Snowflake facility and approximately $2.5 million used in operating activities. This usage of cash was partially offset by an equity infusion of $5.0 million from Mr. Worsley to pay for Snowflake plant cost overruns, pursuant to an agreement entered into in connection with the Catalytica merger. At March 31, 2008, the Company's cash position totaled $11,169,000.

"As we transition our business to the onset of commercial power generation and electricity sales with the commissioning of our Snowflake facility by June 30, 2008, we expect to see improved financial performance and greater predictability in our top line results," stated Worsley. "In addition to recognizing revenues from our Snowflake plant, one of our primary financial objectives in 2008 is to secure additional financing to fund current projects under Letters of Intent, along with additional near-term opportunities we have identified to further grow our portfolio of biomass power generating facilities and create additional value in the business."

To strengthen its financial position, Renegy secured during the first quarter a $6.2 million non-revolving line of credit from a financial institution from which the Company may draw, if needed, for any near-term cash needs. Renegy continues to expect that its cash position at March 31, 2008, combined with its debt capacity and cash infusions from Mr. Worsley for payment of Snowflake plant cost overruns, will provide sufficient capital to pay for final construction costs of the Snowflake plant and to fund its operations as currently conducted through at least 2008, excluding investment in the Susanville plant and the funding of acquisitions associated with the Company's growth strategy, including the Ione and Loyalton plant acquisitions described herein. Renegy is currently focused on seeking additional capital in 2008 to fund both the refurbishment of its Susanville biomass plant and the acquisitions of two additional facilities currently under Letters of Intent, as well as to extend its cash reserves for the funding of its business operations and to pursue other strategic opportunities. Such additional capital may take the form of equity or debt financing, or a combination of the two.

Renegy will host a conference call and webcast today, May 14, at 4:45 PM Eastern Time (1:45 PM Pacific Time) to discuss its financial results and its outlook for 2008. Interested parties are invited to listen to the call over the Internet by accessing the Company's website at www.renegy.com. Alternatively, interested parties may access the call by dialing 1-866-543-6215 (1-706-679-1559 for international callers), using passcode 44915661. An archived version of the webcast will be available for replay on the Company's website beginning approximately two hours following the conclusion of the live call and continuing for a period of 30 days. A replay of the call will also be available via telephone through May 21, 2008. To access the replay, dial 1-800-642-1687 (1-706-645-9291 for international callers), using passcode 44915661.

About Renegy

Renegy, based in Tempe, Arizona, is a renewable energy company focused on acquiring, developing and operating a growing portfolio of biomass power generation facilities. Renegy seeks to rapidly grow its renewable energy assets with the goal of becoming the leading independent power producer of biomass electricity in North America utilizing wood waste as a primary fuel source. Renegy's current biomass power generating assets include a 24 MW facility near Snowflake, Arizona that is scheduled to begin commercial operations prior to June 30, 2008, and an idle 13 MW biomass plant in Susanville that the Company plans to refurbish and restart. Renegy also recently signed Letters of Intent for the acquisition of two additional biomass facilities -- an operating 20 MW facility in Loyalton, California and an idle 18 MW facility in Ione, California. Renegy's other business activities include an established fuel aggregation and wood products division, which collects and transports forest thinnings and woody waste biomass fuel to its power plants, and which sells logs, lumber, shaved wood products and other high value wood by-products to provide additional value to its primary business operations. Find Renegy on the Worldwide Web at www.renegy.com.

The Renegy Holdings, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4856

This news release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, those regarding Renegy's financial outlook for 2008, including the Company's financial projections with respect to revenues, liquidity and capital resources; the prospects and timing associated with commencing commercial operation of the Snowflake plant, closing the acquisitions of the Ione and Loyalton plants, and commissioning the Ione and Susanville plants; the Company's growth strategy and future opportunities; the prospects associated with Renegy's implementation of a California fuel management infrastructure to support the fuel requirements of its California facilities and that can enable Renegy to realize significant cost efficiencies across its California plant operations; and its ability to secure additional financing to fund strategic growth opportunities and other corporate purposes. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others, the risk of further cost overruns or delays associated with completing construction and commissioning of the Snowflake plant; the risk of delays in commissioning the Susanville plant; the risk that Renegy will not enter into definitive agreements for the acquisition of the plants currently under Letter of Intent, or will otherwise be unable to successfully complete such acquisitions; the risk that Renegy will not be able to secure additional financing, or financing on acceptable terms, to fund strategic growth opportunities and other corporate purposes; diversion of management's attention away from other business concerns; the risks associated with the development, generally, of the Company's overall strategic objectives; the existence of unanticipated technical, commercial or other setbacks related to the Company's power generating facilities, including construction delays and the ability of the Company to secure adequate fuel for its biomass plants; changes in the environmental requirements relating to certain emissions; and the other risks set forth in the Company's most recent Form 10-KSB and subsequent Forms 10-Q filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this release.

 Renegy Holdings, Inc.
 Condensed Consolidated Statements of Operations
 (in thousands, except per share amounts)
 (unaudited)
                                         Three Months    Three Months
                                             Ended          Ended
                                        March 31, 2008  March 31, 2007
                                          (Successor)    (Predecessor)
                                       --------------- ---------------
 Revenues                              $           347 $           496

 Costs and expenses:
  Cost of wood product operations                1,610             961
  General, administrative and
   development                                   3,385             257
  Loss (gain) on sale or disposal of
   assets                                         (160)              1
                                       --------------- ---------------
 Total costs and expenses                        4,835           1,219

 Operating loss                                 (4,488)           (723)

 Other income (expense):
  Interest income and expense, net                  82              36
  Other income and expense, net                   (120)            (37)
  Debt commitment fees                            (261)           (265)
  Change in fair value of derivative
   instruments                                    (186)            (75)
                                       --------------- ---------------

 Net loss                              $        (4,973)$        (1,064)
                                       =============== ===============
 Net loss per common share:
  Basic and diluted                    $         (0.80)$         (0.28)
                                       =============== ===============
 Weighted average shares used in
  computing net loss per common share            6,208           3,774
                                       --------------- ---------------

 Renegy Holdings, Inc.
 Condensed Consolidated Balance Sheets
 (in thousands)

                                            March 31,    December 31,
                                              2008           2007
                                       --------------- ---------------
                                          (unaudited)    (unaudited)
 ASSETS:
  Cash, cash equivalents and
   short-term investments              $        11,101 $        15,760
  Restricted cash                                   68           2,411
  Receivables                                      211             864
  Inventory                                      5,047           5,128
  Other current assets                             744             362
                                       --------------- ---------------
   Total current assets                         17,171          24,525

  Property and equipment, net                   68,979          60,799
  Deferred financing costs and other
   assets, net                                   2,942           2,843
                                       --------------- ---------------
   Total assets                        $        89,092 $        88,167
                                       =============== ===============

 LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable and accrued
   liabilities                         $         5,771 $         5,859
  Current portion of long-term debt              1,543             776
  Current portion of fair value of
   derivative instruments                          867             389
                                       --------------- ---------------
   Total current liabilities                     8,181           7,024

  Long-term debt, net of current portion        50,702          50,942
  Fair value of derivative instruments,
   net of current portion                        3,920           4,213
                                       --------------- ---------------
   Total liabilities                            62,803          62,179

 Stockholders' equity                           26,289          25,988
                                       --------------- ---------------
   Total liabilities and stockholders'
    equity                             $        89,092 $        88,167
                                       --------------- ---------------

CONTACT:  Renegy Holdings, Inc.
          Investor Relations
          Megan Meloni
          (650) 631-2847